UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio	43235
(Address of principal executive offices)	(Zip Code)

614-310-1614
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2008, Capital City Energy Group, Inc., a Nevada corporation (“Capital City”) entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”) by and among Capital City, Hotwell Acquisition Corporation, a Delaware corporation and a direct wholly owned Subsidiary of Capital City (the “Merger Sub”), Hotwell Services, Inc., a Delaware corporation (the “Hotwell Services”), and Joseph Sites (“Sites”), Hotwell Ges.m.b.H (“Hotwell Austria”) and NPS Bahrain (“NPS”, and, together with Joseph Sites and Hotwell Austria, the “Sellers”), as shareholders of Hotwell Services.

Upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger Sub was merged with and into Hotwell Services, the separate corporate existence of the Merger Sub ceased (the “Merger”), with Hotwell Services the surviving corporation (the “Surviving Corporation”).  All shares of common stock of the Merger Sub outstanding immediately prior to the Merger were converted into and become one (1) fully paid and non-assessable share of common stock of the Surviving Corporation.  Each issued and outstanding share of Hotwell Services common stock was converted into the right to receive a portion of the Merger Consideration (as defined below) determined in accordance with the Merger Agreement.  The merger consideration (the “Merger Consideration”) was an aggregate of $5,000,000 in the form of shares of common stock of Capital City (“Capital City’s Common Stock”) valued at $1.80 per share or a total of 2,777,778 shares of Capital City’s Common Stock.  This issuance was exempted from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Pursuant to the terms and conditions of the Merger Agreement, the directors and officers of the Merger Sub immediately prior to the Merger became the directors and officers of the Surviving Corporation. Additionally, for a period of one (1) year, Sellers have the right to designate one candidate to fill a vacancy on the Board of Directors of Capital City.  Initially, Sites has been so designated.  Accordingly, our Board of Directors will consist of Timothy W. Crawford (Chairman), Daniel R. Coffee, Joseph Smith, Lee Robinson, James Bishop, David Tenwick and Sites.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           In connection with the Merger, Sites has been appointed as Executive Vice President of Capital City and President of the Surviving Corporation.  He was the founder and President of Hotwell Services. Prior to Hotwell Services and during 2007, Sites was the Business Development Manager for J-W Wireline, a logging and perforating wireline business.  From 2000 to 2006 Sites served in a multitude of operational roles including Operations Manager for Schlumberger Limited. Sites holds a BS, with honors, in Chemical Engineering from the University of Pittsburgh.

(e)           In connection with the Merger, Capital City entered into an Employment Agreement (the “Employment Agreement”) with Sites.  Pursuant to the Employment Agreement, Sites will serve as an Executive Vice President of Capital City and President of the Surviving Corporation.  Sites shall have the normal duties, responsibilities and authority of such positions, subject to the power of the Company’s Board of Directors (the “Board”) to limit such duties, responsibilities and authority and to override actions of such position.

The Employment Agreement, which is at-will, commenced on December 31, 2008 and will terminate two years (2) thereafter (the “Term”); provided, however, that after the first anniversary of the Effective Date, the Term automatically extends on a daily basis (the “Renewal Date”) such that the Term terminates one (1) year from such Renewal Date, unless terminated earlier for cause.  During the Term of the Employment Agreement, Sites’ annual base salary will be $240,000, (the “Base Salary”), plus, a performance bonus as more fully described below, payable in options to acquire stock in Capital City and a discretionary bonus as determined by the Board.  During the Term of the Employee Agreement, Sites shall be entitled to participate in all other benefits, perquisites, vacation days, benefit plans or programs of the Capital City which are available generally to office employees and other executives of the Capital City in accordance with the terms of such plans, benefits or programs, including the provision of an automobile at the Company’s expense.

In addition to the Base Salary, discretionary bonus and other benefits, Sites will also be granted on an annual basis performance options to purchase common stock of Capital City in the event that the Surviving Corporation attains net income before taxes for the calendar years of the Surviving Corporation during the Term, with the number of options to be granted each year equal to five percent (5%) of the Surviving Corporation’s actual net income before taxes divided by the closing price of the Capital City’s common stock on December 31 of each year during the Term in which the Surviving Corporation has net income (the “Performance Options”).  The Performance Options, if issued, will be substantially similar to the Employee Option but will vest immediately upon issuance and will have exercise prices equal to the closing price of Capital City’s common stock on December 31 of the year in which the Performance Option was earned.  The maximum amount of performance options to be issued annually will be limited to the Surviving Corporation’s first $100,000,000 of net income (meaning Sites’ portion will be options in the amount of $5,000,000).  The issuance of Performance Options will be on an annual basis, and is subject to Sites being employed by Capital City or the Surviving Corporation on December 31 of the year in which the Performance Option is earned.  The determination of the Surviving Corporation’s actual net income before taxes will be based on the audited financial statements of Capital City and its subsidiaries.

In the event Sites' employment is terminated without cause (or for "good reason" (as defined in the Employment Agreement) by Sites), Sites is entitled to severance equal to six (6) months' base salary.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Also in connection with the Merger, Capital City granted to Sites a non-qualified option to purchase 920,000 shares of common stock of Capital City with an exercise price equal to $1.80 per share (the “Employee Option”).  In accordance with the Employee Option, the options will vest in three equal installments over a three (3) year period.  The Employee Option has a five (5) year term, and any options not exercised on or before the fifth year shall be forfeited.

The foregoing description of the Employee Option does not purport to be complete and is qualified in its entirety by reference to the complete text of the related Option Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(a)           Financial statements of businesses acquired.

Capital City will file the financial statements required by this Item 9.01(a) in accordance with Item 9.01(a)(4).

(b)           Pro forma financial information.

Capital City will file the pro forma financial information required by this Item 9.01(b) in accordance with Item 9.01(b)(2).

(d)           Exhibits.

The following exhibits have been furnished as part of this report:

Exhibit	Description
2.1	Merger Agreement
10.1	Employment Agreement
10.2	Option Agreement
99.1	Press Release dated December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2009	Capital City Energy Group, Inc.

By: /s/Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Merger Agreement
10.1	Employment Agreement
10.2	Option Agreement
99.1	Press Release dated December 31, 2008